AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 7, 1997
	    			                                 REGISTRATION NO. 333-10239

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                   SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, D.C. 20549

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                            AMENDMENT No. 2
                                  TO
                               FORM S-3
                         REGISTRATION STATEMENT
                                UNDER
                       THE SECURITIES ACT OF 1933

                        - - - - - - - - - - - - -
                        THE KUSHNER-LOCKE COMPANY

          (Exact name of registrant as specified in its charter)

          CALIFORNIA                                  95-4079057

 (State or other jurisdiction of                   (I.R.S. Employer
 incorporation or organization)                 Identification Number)

      11601 WILSHIRE BLVD., 21ST FLOOR, LOS ANGELES, CALIFORNIA 90025
                            (310) 445-1111

      (Address, including zip code and telephone number, including area code of Registrant's principal executive offices)

                        - - - - - - - - - - - - - -
                             DONALD KUSHNER
                 CO-CHIEF EXECUTIVE OFFICER AND SECRETARY
                        THE KUSHNER-LOCKE COMPANY
      11601 WILSHIRE BLVD., 21ST FLOOR, LOS ANGELES, CALIFORNIA 90025
                            (310) 445-1111

(Name, address, including zip code, and telephone number, including area code, of agent for service)

                        - - - - - - - - - - - - - -

	APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective as determined by market conditions.

	If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

	If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rules 415 under the Securities Act of
1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X ]

	If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

	If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

	If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                      			CALCULATION OF REGISTRATION FEE

                                                   PROPOSED MAXIMUM
                                 PROPOSED MAXIMUM    AGGREGATE      AMOUNT OF
TITLE OF SHARES    AMOUNT TO BE   OFFERING PRICE      OFFERING    REGISTRATION
TO BE REGISTERED    REGISTERED     PER SHARE (1)     PRICE (1)         FEE

Common Stock,
no par value....... 3,437,809         .344          $1,182,606        $359
                    shares (2)

(1)	Estimated solely for purposes of calculating the registration fee, based upon the closing sales price of the Common Stock on the NASDAQ National Market on April 25, 1997, in accordance with Rule 457 (c) promulgated under the Securities Act of 1933, as amended.

(2)	A presently indeterminable number of shares of Common Stock are registered hereunder which may be issued upon exercise of certain warrants and options and, in the case of certain warrants to purchase certain
    Convertible Subordinated Debentures, upon the conversion of such
    Convertible Subordinated Debentures into Common Stock, in the event that certain anti-dilution provisions become operative. No additional registration fee is included for these shares.
                      - - - - - - - - - - - - - - - -

	THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN
ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING TO SAID SECTION 8(a), MAY DETERMINE.

                       - - - - - - - - - - - - - - - -

            CROSS REFERENCE SHEET SHOWING LOCATION IN PROSPECTUS
               OF INFORMATION REQUIRED BY ITEMS OF FORM S-3

  FORM S-3 REGISTRATION STATEMENT
        ITEM AND HEADING                         HEADING IN PROSPECTUS
- - - - - - - - - - - - - - - - - - -   - - - - - - - - - - - - - - - - - -
1.   Forepart of the Registration
     Statement and Outside Front Cover
     Page of Prospectus...............  Facing Page; Cross Reference Sheet;
                                        Outside Front Cover Page; Available
                                        Information
2.   Inside Front and Outside Back
     Cover Pages of Prospectus........  Inside Front and Outside Back Cover
                                        Pages
3.   Summary Information, Risk Factors
     and Ratio of Earnings to Fixed
     Charges..........................  The Company; Risk Factors

4.   Use of Proceeds..................  Use of Proceeds

5.   Determination of Offering Price..  Not Applicable

6.   Dilution.........................  Not Applicable

7.   Selling Security Holders.........  Selling Shareholders

8.   Plan of Distribution.............  Outside Front Cover Page; Plan of
                                        Distribution
9.   Description of Securities to be
     Registered.......................  Description of Securities

10.  Interests of Named Experts and
     Counsel..........................  Not Applicable

11.  Material Changes.................  Not Applicable

12.  Incorporation of Certain
     Information by Reference.........  Incorporation of Certain Documents by
                                        Reference
13.  Disclosure of Commission Position
     on Indemnification of Securities
     Act Liabilities..................  Not Applicable


INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                    SUBJECT TO COMPLETION, DATED MAY 7, 1997

                                  PROSPECTUS

                               3,437,809 SHARES

                           THE KUSHNER-LOCKE COMPANY

                                 COMMON STOCK

	This Prospectus relates to an aggregate of 3,437,809 shares (the "Shares") of common stock, no par value (the "Common Stock"), of The Kushner-Locke Company, a California corporation (the "Company"), of which (i) 1,685,467 shares are issuable by the Company upon the conversion of $1,643,330 aggregate principal amount of the Company's 8% Convertible Subordinated Debentures due 2000 ("8%
Debentures"), which 8% Debentures are issuable upon the exercise of certain warrants to purchase such 8% Debentures, (ii) 287,342 shares are issuable by the Company upon the conversion of $454,000 aggregate principal amount of the
Company's 9% Convertible Subordinated Debentures due 2002 ("9% Debentures"),
which 9% Debentures are issuable upon the exercise of certain warrants
(collectively with the warrants referred to in (i), the "Warrants") to purchase such 9% Debentures, (iii) 100,000 shares are issuable by the Company upon the exercise of certain options (the "Options") to purchase shares of
Common Stock and (iv) 1,365,000 shares of Common Stock which may be sold by a selling shareholder named herein (the "Selling Shareholder Shares"): all of which may be offered for sale by the holders thereof (collectively, the
"Selling Shareholders"). See "Description of Securities."

	The Company will not receive any proceeds from the sale of the shares of Common Stock underlying the Warrants or the Options or the Selling
Shareholder Shares. However, the Company will receive proceeds from the applicable Selling Shareholders in the event the Warrants or Options are exercised. There is no assurance that any of the Warrants or Options will be exercised.

	The Common Stock is traded on the NASDAQ National Market ("NNM") under the symbol "KLOC" and on the Pacific Stock Exchange under the symbol "KLO." On
April 25, 1997, the closing sales price of the Common Stock as reported on the NNM was $0.344 per share.

THE SHARES OF COMMON STOCK OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. PURCHASERS SHOULD CAREFULLY CONSIDER THE MATTERS DESCRIBED UNDER "RISK FACTORS" ON PAGE 7.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") OR ANY STATE SECURITIES COMMISSION, NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON
THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION
TO THE CONTRARY IS A CRIMINAL OFFENSE.

	The Selling Shareholders, acting as principal for their own account, directly or through agents, dealers, brokers, or underwriters to be designated from time to time, may sell the Shares from time to time on terms to be determined at the time of sale.  To the extent required, the number of Shares to be sold, the respective purchase price and public offering price, the name of any agent, dealer, broker or underwriter and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying Prospectus Supplement.  See "Plan of Distribution."  Each Selling
Shareholder reserves the sole right to accept or reject, in whole or in part, any proposed purchases of the Shares.

               THE DATE OF THIS PROSPECTUS IS MAY   , 1997

	NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED OR
INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, ANY SELLING SHAREHOLDER OR ANY OTHER PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO
CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES OFFERED HEREBY TO ANY PERSON OR BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH JURISDICTION.

                           AVAILABLE INFORMATION

The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450
Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional office is located at 7 World Trade Center, Suite 1300, New York, New York
10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can also be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the site is http://www.sec.gov. The Company's Common Stock is listed on the NNM. Such material can also be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K
Street, N.W., Washington, D.C. 20006.

	Additional information regarding the Company and the Shares offered hereby is contained in the Registration Statement on Form S-3 (of which this Prospectus is a part) and the exhibits thereto filed with the Commission under the
Securities Act of 1933, as amended (the "Securities Act").  This Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the Commission.  For further information pertaining to the
Company and the Shares offered hereby, reference is hereby made to the
Registration Statement (including documents incorporated by reference therein)
and the exhibits and schedules thereto.  Statements contained in this
Prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance such statements are qualified in their entirety by reference to the copy of such contract or other document filed as an exhibit to the Registration Statement.

               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

	The Company incorporates by reference the following documents heretofore filed with the Commission pursuant to the Exchange Act:

1.	Annual Report of the Company on Form 10-K for the fiscal year ended
September 30, 1996; and

2.	Amendment to Annual Report of the Company on Form 10-K/A for the fiscal
year ended	September 30, 1996, as filed on January 28, 1997; and

3.	Quarterly Report of the Company on Form 10-Q for the quarter ended December
31, 1996.

	All documents filed by the Company pursuant to Sections 13(a), 13(c) 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Shares shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, in any accompanying Prospectus Supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

	Copies of all documents incorporated by reference herein (other than exhibits to such documents unless such exhibits are specifically incorporated by reference herein) will be provided without charge to each person, including any beneficial owner, who receives a copy of this Prospectus on the request of such person made to The Kushner-Locke Company, 11601 Wilshire Blvd., 21st
Floor, Los Angeles, California 90025, Tel: (310) 445-1111, Attention: Donald
Kushner.

                               THE COMPANY

GENERAL

	The Kushner-Locke Company (the "Company") is a leading independent entertainment company principally engaged in the development, production and distribution of original feature films and television programming. The Company's feature films are developed and produced for the made-for-video, pay cable and theatrical motion picture markets. The Company's television programming has included television series, mini-series, movies-for-television, animation and reality and game show programming for the major networks, pay cable television, first-run syndication and international markets. The Company established its feature film operations in April 1993. In September 1994, the Company employed certain new, experienced international theatrical film sales personnel to expand the Company into foreign theatrical distribution. In 1995, the Company formed KLC/New City Tele-Ventures ("KLC/New City") to acquire films for distribution through emerging new delivery systems, including pay cable, pay-per-view, basic cable, video-on-demand and satellite.

	The Company's feature film activities can be grouped into three areas: production and distribution of higher-budget films intended for wide-screen domestic theatrical release (historically, no more than one project per year), production and distribution licensing of low-to-moderate budget films released direct-to-video or on pay cable television and films, and distribution licensing of film rights acquired for distribution only. In certain cases, the Company's low-to-moderate budget films may have a limited theatrical release or a pay cable premiere before being released in home video. For fiscal 1996, in the higher-budget film category, the Company's feature film The Adventures of Pinocchio, starring Martin Landau, Jonathan Taylor Thomas and a puppet from Jim Henson's Creature Shop and budgeted at approximately $29 million, was released theatrically July 1996 in the U.S. by New Line Pictures (a division of Turner Entertainment Co., "New Line"). The Company's lower-budget feature slate for fiscal 1996 included Serpent's Lair starring Jeff Fahey, The Grave starring Gabrielle Anwar, Eric Roberts and Craig Sheffer, Freeway executive produced by Oliver Stone and starring Reese Witherspoon, Keifer Sutherland and Brooke Shields, The Whole Wide World starring Vincent D'Onofrio and Renee Zellweger and being distributed in the U.S. by Sony Classics, The Last Time I Committed Suicide starring Keanu Reeves, and five children's fantasy adventure films for Paramount Pictures under Paramount Pictures' Magic Adventures label. In various stages of production for the Company's fiscal 1997 slate as of April 28, 1997 are (a) the feature film Basil starring Christian Slater, (b) the feature film Denial,
(c) the two animated feature films for Buena Vista Home Video, a division of the Walt Disney Company, entitled Brave Little Toaster Goes to Mars and Brave Little Toaster Goes to School, which are sequels to the Company's successful direct-to-video title The Brave Little Toaster, and (d) five additional new direct-to-video films under Paramount Pictures' Magic Adventures label. The Company's distribution activities consist primarily of foreign distribution of product produced, overseen or acquired by the Company and, through KLC/New City, domestic distribution of 85 low-budget feature films as of April 28, 1997 to the pay-per-view, pay cable, basic cable and other ancillary markets.

	In May 1996, the Company and Decade Entertainment ("Decade") entered into an agreement to produce four theatrical action motion pictures. The movies will be produced, subject to approval by the Company of certain creative aspects of such movies, by Decade and executive produced by Joel Silver
(producer of EXECUTIVE DECISION and the LETHAL WEAPON and two DIE HARD action pictures) and Richard Donner (director/producer of THE OMEN and SUPERMAN).
Under the agreement, the Company has agreed to guarantee payment up to $3,200,000 per picture payable upon the delivery of the "mandatory delivery items" (as defined in such agreement) for each picture in consideration of receipt of foreign distribution rights. The agreement may be extended, at Decade's option, to include a fifth picture. The initial film under the agreement is DOUBLE TAP starring Heather Locklear and Stephen Rea, which is currently expected to be delivered in calendar 1997.

	Since its inception in 1983, the Company has produced or distributed over 1,000 hours of original television programming, including various television series, movies-for-television and mini-series. The Company's movies-of-the-week which have aired during fiscal 1996 include Princess in Love, starring Julie Cox in the book version of Princess Diana's affair, for CBS, Every Woman's Dream starring Jeff Fahey for CBS, A Husband, A Wife and a Lover starring Judith Light, for CBS, and have aired or will air in fiscal
1997 include Echo starring Jack Wagner, for ABC, Jack Reed V starring Brain Dennehy, for NBC, and Unlikely Angel starring Dolly Parton, for CBS. The
Company has also produced six one hour prime time episodes of a mid-season replacement series for ABC entitled Gun, including episodes starring Jennifer Tilly, Randy Quaid, Darryl Hannah, Rosanna Arquette and Peter Horton. The series is co- executive produced by Robert Altman (director of M*A*S*H, The Player and Pret-a-Porter). ABC aired the first episode on April 12, 1997. In addition, the Company is producing a pilot for ABC for the fall 1997 season entitled "Cracker" and starring Robert Pastorelli ("Murphy Brown"). Other television programs include "Could It Be A Miracle", a one-hour series in first-run syndication, hosted by Robert Culp, for which the Company is co-producer with Franklin/Waterman and has completed the first 24 episodes.
In addition, the Company is producing "Mowgli's Jungle Book", 26 half hour episodes including 13 half-hour episodes for the Fox Network. As of April 28, 1997, the Company had 15 movies-for-television and various television series in different stages of development for potential production. The
Company's 50% partnership, TVFirst, is also purchasing weekly media time for a Christian music infomercial. The partnership markets of compact discs and audio and video cassettes. Sales since March 1996 have exceeded $8,500,000.

	The Company's executive offices are located at 11601 Wilshire Boulevard, Suite 2100, Los Angeles, California 90025, and its telephone number is (310) 445-1111.

Forward Looking Statements

	Except for the historical information contained herein, certain of the matters discussed in the registration statement of which this Prospectus is a part are "forward-looking statements" as defined in Section 27A of the Securities Act which involve certain risks and uncertainties which could cause actual results to differ materially from those discussed herein. Such risks and uncertainties include, but are not limited to, liquidity and financing requirements, variability of quarterly results, prior losses, increased interest expense, dependence on a limited number of projects, certain accounting policies including amortization of film costs, dependence on key personnel, production deficits, the risk involved in the television and theatrical film industries, competition, government regulation, labor relations, absence of cash dividends, and no assurance of a public market for the Common Stock and the availability or the perception of the availability of shares for future use. See the relevant discussions elsewhere herein, and in the Company's periodic reports and other documents filed with the Securities and Exchange Commission for further discussions of these and other risks and uncertainties applicable to the Company and its business.

                               RISK FACTORS

PROSPECTIVE INVESTORS SHOULD CONSIDER CAREFULLY THE FOLLOWING
FACTORS, AS WELL AS ALL OF THE OTHER INFORMATION SET FORTH IN THIS PROSPECTUS, IN EVALUATING AN INVESTMENT IN THE SHARES:

	1.	LIQUIDITY AND FINANCING REQUIREMENTS.  The Company's business is capital intensive.  The Company has experienced substantial negative cash flows from operating activities over the past three fiscal years which have been offset by equity and debt financings.  As the Company expands its production and distribution activities, it may continue to experience negative cash flows from operating activities.  In such circumstances, the Company may be required to fund at least a portion of production and distribution costs, pending receipt of anticipated future licensing revenues, from working capital, including its line of credit, or from additional debt or equity financings from outside sources.  The Company had outstanding approximately
$2.1 million of corporate guarantees as of December 31, 1996 on certain productions which project loans come due on or prior to December 31, 1997.
Any required payments on such guarantees may negatively impact the Company's liquidity.  If the funds available to the Company under its syndicated revolving credit agreement based upon the borrowing base formula set forth therein or from other sources prove to be insufficient or unavailable for any reason, the Company may be required to seek other sources of financing to meet its working capital requirements during the next 12 months.  There is no assurance that the Company will be able to obtain such financing or that such financing, if available, will be on terms satisfactory to the Company.

	2.	VARIABILITY OF QUARTERLY RESULTS; PRIOR LOSSES.  The Company's
operating revenues, cash flow and net earnings historically have fluctuated significantly from quarter to quarter, depending in large part on the delivery or availability dates of its programs and product and the amount of production costs incurred and amortized in the period. Therefore, year-to-year comparisons of quarterly results may not be meaningful and quarterly results during the course of a fiscal year may not be indicative of results that may be expected for the entire fiscal year. In addition, primarily as a result of significant net losses in fiscal 1993, 1994, and 1995, the Company had an accumulated deficit of approximately $3.2 million at December 31, 1996.

	3.	INCREASED INTEREST EXPENSE.  Increased borrowing by the Company under its syndicated revolving credit agreement with Chase will most likely increase interest expense and adversely affect the results of operations of the
Company unless the Company is able to profitably use such increased borrowings.

	4.	DEPENDENCE ON A LIMITED NUMBER OF PROJECTS.  The Company is dependent on a limited number of films, television programs and other projects that change from period to period for a substantial percentage of its revenues.
The change in projects from period to period is due principally to the opportunities available to the Company and to audience response to its films and programs which are unpredictable and subject to change.  During fiscal
1996, the Company recognized approximately 55% of revenues from the delivery and/or availability of 16 feature films and approximately 28% of revenues from the delivery and/or availability of 4 network movies, a network mini-series and a television pilot.  During the three months ended December
31, 1996, the Company recognized approximately 30% of revenues from the delivery and/or availability of 10 feature films, and approximately 48% of revenues from the delivery and/or availability of 7 network movies, a network mini-series and a first run syndication television series.  For the fiscal year ended September 30, 1995, 6 projects accounted for approximately 66% of the total revenue for such fiscal year.  The loss of a major project, unless replaced by new projects, or the failure or less-than-expected performance of a major project could have a material adverse effect on the Company's results of operations and financial condition as well as the market price of the
Company's securities.  There is no assurance that the Company will continue to generate the same level of new projects or that any particular project released by the Company will be successful.

	5.	CERTAIN ACCOUNTING POLICIES;  AMORTIZATION OF FILM COST.  The
Company generally recognizes revenues when a program or film is either delivered or available for delivery. Capitalized production costs are amortized each period in the ratio that the current period's gross revenues bear to management's estimate of anticipated total gross revenues from the program or film during its useful life. Accordingly, in the event management reduces its estimate of the future revenues of a program or film, a significant write-down and a corresponding decrease in the Company's earnings in the quarter and fiscal year in which such write-down is taken could result.

	6.	DEPENDENCE ON KEY PERSONNEL.  The Company is dependent on the efforts and abilities of Donald Kushner and Peter Locke, the Company's founders and principal executive officers, and certain other members of senior management.
The Company has entered into employment agreements with each of Messrs.
Kushner and Locke, which agreements expire in September 1998.  The Company is currently in negotiations with Messrs. Kushner and Locke to extend their employment agreements through September 2002.  There is no assurance that such extension will be agreed to or as to the terms such extensions will be made, although it is likely that such executive officers will require increased compensation.  The Company has obtained and is the beneficiary of term life insurance policies on each of the lives of Messrs. Kushner and
Locke in the amount of $5,000,000.  The loss of the services of either
Messrs. Kushner or Locke, or of other key personnel, could have a material adverse effect on the business of the Company if suitable replacements could not be found quickly.  The syndicated revolving credit agreement with
Chase also includes as events of default the failure of either Messrs.
Kushner or Locke to be the Chief Executive Officer of the Company or if
any person or group acquires ownership or control of capital stock of the
Company having voting power greater than the voting power at the time controlled by Messrs. Kushner and Locke combined (other than an institutional investor able to report its holdings on Schedule 13G which holds no more than 15% of such voting power).  There is no assurance that such event of default will not occur or that if it occurs, that the bank will waive such default.

	7.	PRODUCTION DEFICITS.  The revenues from pre-sales, output arrangements and the initial licensing of television programming or film, particularly in the case of license fees for network series, may be less than the associated production costs.  The ability of the Company to cover the production costs of particular programming or films is dependent upon the availability, timing and the amount of such revenues obtained from third parties, including revenues from foreign or ancillary markets where available.  In any event, the Company generally is required to fund at least a portion of production costs, pending receipt of such revenues, out of its lines of credit or its working capital.  Although the Company's strategy generally is not to commence principal photography without first obtaining commitments which cover all or substantially all of the budgeted production costs, from time to time the Company may commence principal photography without having obtained such commitments.  In the past, the Company has commenced principal photography on a limited number of projects prior to first obtaining commitments which cover substantially all of the budgeted production costs but was able subsequently to obtain commitments to cover substantially all of such costs.
Each such project was one which the Company believed would be successful and for which the Company determined it was necessary to begin principal photography on an expedited basis.  There is no assurance that the Company will be able to cover project costs in the future if it was to undertake projects prior to obtaining adequate pre-sales.

	8.	TELEVISION AND FEATURE FILM INDUSTRIES.  The production and distribution of feature films and television programs involves a substantial degree of risk.  The success of an individual feature film or television program depends upon subjective factors, such as the personal tastes of the public and critics and alternative forms of entertainment, and does not necessarily bear a direct correlation to the costs of production and distribution.
Therefore, there is a risk that some or all of the Company's projects will not be successful, resulting in costs not being recouped and losses being incurred.  In addition, typically for television projects, the networks pay license fees equal to approximately 80-90% of the production budget as the project is being produced.  The remainder of the production budget is usually covered by foreign sales which are typically paid when the project is made available or delivered to such entities.  However, with feature film production, approximately 40-50% of the production budget is covered by domestic sales which are typically paid in thirds upon the project being available for release in different media.  The remainder of the production budget is usually financed by foreign sales which are typically paid when the project is made available or delivered to such entities.  Accordingly, as the
Company has shifted a significant portion of its product mix from its traditional base of network-television programming to feature films (for the first three months of fiscal 1997 approximately 30% of revenues were from feature film activities versus approximately 19% of revenues for fiscal 1996 and 34% of revenues for fiscal 1995), the Company has become subject to the increased risk of feature film activities, including the longer lead times for completion of new product and receipt of related cash flow from exploitation of such product.

	9.	COMPETITION.  Competition in the motion picture and television industries is intense.  The Company competes with the major motion picture studios, numerous independent producers of feature films and television programming and the major U.S. networks for the services of actors, other creative and technical personnel and creative material and, in the case of network television programming, for a limited number of time slots for episodic series, movies-of-the-week and mini-series.  Many of the Company's principal competitors have greater financial, distribution, technical and creative resources than the Company.

	10.	GOVERNMENT REGULATION.  The Federal Communications Commission ("FCC")
repealed its financial interest and syndication rules, effective as of
September 21, 1995.  Those FCC rules, which were adopted in 1970 to limit television network control over television programming and thereby foster the development of diverse programming sources, had restricted the ability of the three established, major U.S. television networks (i.e., ABC, CBS and NBC) to own and syndicate television programming.  The ultimate impact of the repeal of the FCC's financial interest and syndication rules on the Company's operations cannot be predicted at the present time, although there has been an increase in in-house productions of programming for the networks' own use and potentially a decrease of programming from independent suppliers such as the Company.

	Under the Telecommunications Act of 1996 enacted in February 1996 (the "1996
Act"), manufacturers of television set equipment will be required to equip all new television receivers with a so-called "V-Chip" which would allow for parental blocking of violent, sexually-explicit or indecent programming based on a rating for any given program that would be broadcast along with the program.  Unless the television industry establishes a voluntary ratings system by February 1998, the FCC is directed by the 1996 Act to develop a ratings system based upon the recommendations of an advisory committee selected by the FCC.  A coalition of various segments of the entertainment industry introduced its proposed ratings guidelines in December 1996.  The
FCC and other regulatory and governmental agencies currently have these suggested ratings guidelines under review.  Other provisions of the 1996 Act revise the multiple ownership broadcast rules, allow local exchange telephone companies to offer multichannel video programming service, subject to certain regulatory requirements, and allow for cable companies to offer local exchange telephone service.

	The impact on the Company of the changes brought about by the 1996 Act and by accompanying changes in FCC rules cannot be predicted at the present time, although it is expected that there will be an increase in the demand for video programming product as a result of the likelihood that these regulatory changes will facilitate the advent of additional exhibition sources for such programming. However, it is possible that recent alliances of certain program producers and television station group owners, coupled with the recent FCC rule revisions allowing a single television station licensee to own television stations reaching up to 35% of the nation's television households, may place additional competitive pressures on program suppliers, such as the Company, to the extent they are unaligned with the major networks or any television station group owners.

	In international markets, the Company's programming may be subject to local content and quota requirements, and/or other limitations, which prohibit or limit the amount of programming produced outside of the local market.
Although the Company believes these requirements have not affected the
Company's licensing of its programs in international markets to date, such restrictions, or new or different restrictions, could have an adverse impact on the Company's operations in the future should opportunities to obtain foreign content not be available.

	11.	LABOR RELATIONS.  The Company and certain of its subsidiaries are parties to several collective bargaining agreements. The Company's union contracts are industry-wide and its labor relations are not entirely dependent on its activities or decisions alone. Future revenues and earnings could be adversely affected by a labor dispute or strike.

	12.	ABSENCE OF CASH DIVIDENDS.  The Company has never paid any cash dividends and has no present intention to declare or to pay cash dividends.
The payment of dividends also is restricted by covenants in the Company's credit agreement and the indentures and fiscal agency agreements under which the Company's Convertible Subordinated Debentures were issued. It is the resent policy of the Company to retain any earnings to finance the growth and development of the Company's business.

	13.	NO ASSURANCE OF PUBLIC MARKET.  The Common Stock is currently listed on the NNM.  There can be no assurance that such listing will be maintained or that an adequate market for the Common Stock will be maintained.

	14.	SHARES AVAILABLE FOR FUTURE SALE.  Substantially all of the 54,252,810
shares of Common Stock outstanding as of April 28, 1997 and, subject to issuance, the 22,848,264 shares of Common Stock issuable upon exercise of outstanding options or warrants, or issuable upon conversion of outstanding convertible securities will be freely tradeable in the public markets, in certain cases pursuant to a registration statement or available exemption from registration.  Of such shares issuable upon exercise or conversion of outstanding securities, approximately 16,941,609 shares are issuable at or below $1.27 per share, 5,706,655 additional shares are issuable at or below
$1.58 per share and 200,000 additional shares are issuable at or below
$2.00 per share.  The availability of shares for public sale, or the perception of such availability, may have a depressive effect on the market price of the Common Stock.

                              USE OF PROCEEDS

	The Company will use the proceeds received from the exercise of the Warrants and/or the Options, if any, for working capital and general corporate purposes.  The Company will receive no proceeds from the conversion to Common
Stock, if any, of the 8% Debentures or the 9% Debentures issued, if at all, upon the exercise of certain Warrants to purchase such securities.  The
Company will receive no proceeds from the sale of the Shares pursuant to this
Prospectus.

	The Company expects to continue to use a significant amount of its working capital to finance its development, production and distribution activities, including those of its feature film division. The amount of working capital required for production activities will vary depending on, among other things
, actual production costs, the timing of payments from, among others, proceeds from output arrangements, the networks and other third parties and the availability of additional licensing revenue. Additionally, the Company has expanded its distribution activities and may use a portion of the net proceeds to finance distribution activities in international or other markets.

	The Company from time to time considers the acquisition of assets or businesses complimentary to its current operations and may do so in the future. However, as of the date hereof, the Company does not have pending any agreements for the acquisition of any business (other than as described herein) nor has it allocated any portion of the net proceeds for any specific acquisitions.

                           SELLING SHAREHOLDERS

	An aggregate of 3,437,809 shares of Common Stock are being registered in this offering for the account of the Selling Shareholders. The shares may be sold by the Selling Shareholders or their respective transferees commencing on the date of this Prospectus and, if applicable, after the prior exercise, if at all, of their respective Warrants or Options, and, in the case of the Warrants to purchase the 8% Debentures and the 9% Debentures, upon their subsequent conversion to Common Stock. Sale of the Shares may depress the price of the Common Stock in any market for the Common Stock.

	The following table sets forth certain information with respect to persons for whom the Company is registering the Shares for resale to the public. The Company will not receive any of the proceeds from the sale of the Shares to the public but will receive money upon the exercise, if any, of the Warrants and Options. See "Use of Proceeds." Each of the Selling Shareholders other than New City Releasing, Inc. ("New City") have acted as underwriter, placement agent or consultant for the Company in previous securities offerings or is an assignee of such underwriter, placement agent or consultant. New City and the Company are joint venturers in KLC/New City Tele-Ventures, a joint venture 82.5% owned by the Company, to acquire films for distribution through emerging new delivery systems, including pay cable, pay-per-view, basic cable, video-on-demand and satellite. None of the Selling Shareholders has had any other position, office or material relationship with the Company or its affiliates since the Company's inception in 1983.

	The Shares being registered pursuant to the registration statement of which this Prospectus is a part will be sold, if at all, by the Selling
Shareholders listed below:

                  NUMBER OF SHARES OF     NUMBER OF
                     COMMON STOCK         SHARES OF    AMOUNT OF SHARES
                  BENEFICIALLY OWNED    COMMON STOCK    OF COMMON STOCK
                     BEFORE THE            BEING          OWNED AFTER
NAME                 OFFERING (1)        REGISTERED        OFFERING (2)
- - - - - - -  - - - - - - - - - -   - - - - - - -   - - - - - - - -

New City
Releasing, Inc.       1,365,000          1,365,000             -0-

RAS Securities Corp.  1,063,775          1,063,775             -0-

Paul Morris             354,591            354,591             -0-

Lawrence G. Williams    354,591            354,591             -0-

Irwin Freidman          328,552            299,852          28,700

- - - - - - - - - - - -
(1)	Assuming full exercise of the Warrants and Options, and as applicable,
    the full conversion into	Common Stock of the 8% Debentures and the 9%
    Debentures issued upon exercise of certain Warrants to purchase such Debentures.

(2)	Assuming the full sale of all of the shares of Common Stock registered as part of the registration statement of which this Prospectus is a part.

                           PLAN OF DISTRIBUTION

	The Shares may be offered by the Selling Shareholders commencing on the date of this Prospectus and, if applicable, after the exercise of their respective
Warrants or Options, or portions thereof, and, in the case of the Warrants to purchase the 8% Debentures and the 9% Debentures, upon their subsequent conversion to Common Stock.  There is no assurance that any of the Warrants or Options will be exercised or that if they are exercised, in the case of the Warrants to purchase the 8% Debentures and the 9% Debentures, they will be subsequently converted to shares of Common Stock.

	The sale of the Shares may be effected from time to time in transactions which may include block transactions by or for the account of the Selling Shareholders) in the over-the-counter market, on the NNM or in negotiated transactions, through the writing of options on the Shares, through a combination of such methods of sale, or otherwise. Sales may be made at fixed prices which may be changed, at market prices prevailing at the time of sale, or at negotiated prices. If any Selling Shareholder sells his, her or its Shares, or options thereon, pursuant to this Prospectus at a fixed price or at a negotiated price which is, in either case, other than the prevailing market price or in a block transaction to a purchaser who resells, or if any Selling Shareholder pays compensation to a broker-dealer that is other than the usual and customary discounts, concessions or commissions, or if there are any arrangements either individually or in the aggregate that would constitute a distribution of the Shares held by a Selling Shareholder, a post-effective amendment to the registration statement of which this Prospectus is a part would need to be filed and declared effective by the Commission before such Selling Shareholder could make such sale, pay such compensation or make such a distribution. The Company is under no obligation to file a post-effective amendment to the registration statement of which this Prospectus is a part under such circumstances.

	The Selling Shareholders may effect transactions in their Shares by selling their securities directly to purchasers, through broker-dealers acting as agents for the Selling Shareholders or to broker-dealers who may purchase the
Selling Shareholde's Shares as principals and thereafter sell such securities from time to time in the over-the-counter market, on the NNM, in negotiated transactions, or otherwise.  Such broker-dealers, if any, may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers for whom such broker-dealers may act as agents or to whom they may sell as principals or both.

	The Selling Shareholders and broker-dealers, if any, acting in connection with such sales might be deemed to be "underwriters" within the meaning of
Section 2(11) of the Securities Act and any commission received by them and any profit on the resale of such securities might be deemed to be underwriting discounts and commissions under the Securities Act.

	In order to comply with the applicable securities laws of certain states, if any, the Shares will be offered or sold through registered or licensed broker-dealers in those states.  In addition, in certain states the Shares may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and is complied with.

	Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of securities may not simultaneously engage in market making activities with respect to such securities for a period of two business days prior to the commencement of such distribution, In addition and without limiting the foregoing, the Selling Shareholders will be subject to appicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Rule 10b-5, in connection with transactions in the Shares during the effectiveness of the registration statement of which this Prospectus is a part. All of the foregoing may affect the marketability of the Shares.

	The Company will pay all of the expenses, including, but not limited to, fees and expenses of compliance with state securities or blue sky laws, incident to the registration of the Shares, other than underwriting discounts and selling commissions, and fees or expenses, if any, of counsel or other advisors retained by the Selling Shareholders.

                       DESCRIPTION OF SECURITIES

COMMON STOCK

	The authorized capital stock of the Company consists of 150,000,000 shares of Common Stock. At April 28, 1997, the Company had 54,252,810 shares of
Common Stock issued and outstanding. Each share of Common Stock entitles the holder thereof to vote on all matters submitted to the shareholders; in electing directors, however, each shareholder is entitled to cumulate votes for any candidate if, prior to the voting, such candidate's name has been placed in nomination and any shareholder has given notice of an intention to cumulate votes. The Common Stock is not subject to redemption or to liability for further calls or assessment. Holders of Common Stock will be entitled to receive such dividends as may be declared by the Board of Directors of the Company out of funds legally available therefore and to share pro rata in any distribution to shareholders. The shareholders have no conversion, preemptive or other subscription rights.

	The warrants to purchase up to $1,643,330 aggregate principal amount of the
8% Debentures can be exercised at any time until March 10, 1999, at an exercise price of 120% of the principal amount of the 8% Debentures so purchased.  Upon exercise, the 8% Debentures are convertible into shares of
Common Stock at a conversion price of $0.975 per share of Common Stock, subject to adjustment under certain circumstances.

	The warrants to purchase up to $454,000 aggregate principal amount of the 9%
Debentures can be exercised at any time until July 24, 1999, at an exercise price of 120% of the principal amount of the 9% Debentures so purchased.
Upon exercise, the 9% Debentures are convertible into shares of Common Stock at a conversion price of $1.58 per share of Common Stock, subject to adjustment under certain circumstances.

	The options to purchase 100,000 shares of Common Stock can be exercised at any time until October 5, 2000, at an exercise price of $0.75 per share of Common Stock, subject to adjustment under certain circumstances.

                             TRANSFER AGENT

	The Transfer Agent for the Common Stock is Corporate Stock Transfer, Denver,
Colorado.

                    SHARES ELIGIBLE FOR FUTURE SALE

	Substantially all of the 54,252,810 shares of Common Stock outstanding as of
April 28, 1997, and, subject to issuance, the 22,848,264 shares of Common
Stock issuable upon exercise of outstanding options or warrants, or issuable upon conversion of outstanding convertible securities will be freely tradeable in the public markets, in certain cases pursuant to a registration statement or available exemption from registration.  Of such shares issuable upon exercise or conversion of outstanding securities, approximately
16,941,609 shares are issuable at or below $1.27 per share, 5,706,655 additional shares are issuable at or below $1.58 per share and 200,000 additional shares are issuable at or below $2.00 per share.  The availability of shares for public sale, or the perception of such availability, may have a depressive effect on the market price of the Common Stock.

                                EXPERTS

	The consolidated financial statements of The Kushner-Locke Company as of September 30, 1996 and 1995, and for each of the three years in the period ended September 30, 1996, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of such firm as experts in accounting and auditing.


	NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE
ANY INFORMATION OR TO MAKE ANY REPRESENTATION IN CONNECTION WITH THE
OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER TO SELL OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER
THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER
ANY CIRCUMSTANCES, IMPLY THAT THE INFORMATION IN THIS PROSPECTUS IS CORRECT
AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS.

                        TABLE OF CONTENTS

                                        PAGE
                                        ----


Available Information..........           2
Incorporation of Certain                  2
Documents By Reference...........
The Company......................
Risk Factors......................        5
Use of Procee...................          8

Selling Shareholders.............         8

Plan of Distribution..............        8
Desription of Securities..........       10

Shares Eligible for Future Sale....      11

Experts............................      11


                            THE KUSHNER-
                           LOCKE COMPANY

                          3,437,809 SHARES
                                 OF
                            COMMON STOCK

                    ----------------------------

                             PROSPECTUS

                    ----------------------------

                            MAY   , 1997

                                PART II
                   INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

	The following table sets forth costs and expenses, other than underwriting discounts and commissions, payable in connection with the sale and distribution of the securities being registered. All amounts are estimates except Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee...           $    447
NASD Listing Fee......................................           $  7,500
Blue Sky fees and expenses............................           $  7,500
Accounting fees and expenses..........................           $  2,500
Legal fees and expense................................           $ 25,000
Miscellaneous.........................................           $  4,053

      Total...........................................           $ 47,000


	None of the expenses of issuance and distribution of the Shares set forth above are to be borne by the Selling Shareholders.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

	In accordance with Section 204.5 of the California General Corporation Law ("CGCL"), the Articles of Incorporation of the registrant (the "Company"), as amended, include a provision which eliminates the personal liability of its directors to the Company and its shareholders for monetary damage to the fullest extent permissible under California law. This limitation has no effect on a director's liability (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) for acts or omissions that a director believes to be contrary to the best interests of the Company or its shareholders or that involve the absence of good faith on the part of the director, (iii) for any transaction from which a director derived an improper personal benefit, (iv) for acts or omissions that show a reckless disregard for the director's duty to the Company or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing his or her duties, of a risk of a serious injury to the Company or its shareholders, (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Company or its shareholders, (vi) under Section 310 of the CGCL (concerning contracts or transactions in which a director has a material financial interest or (vii) under Section 316 of the CGCL (concerning directors' liability for improper dividends, loans and guarantees). The provision does not eliminate or limit the liability of an officer for any act or omission as an officer, notwithstanding that the officer is also a director or that his actions, if negligent or improper, have been ratified by the Board of Directors. Further, the provision has no effect on claims arising under federal or state securities or blue sky laws and does not affect the availability of injunctions and other equitable remedies available to the Company's shareholders for any violation of a director's fiduciary duty to the Company or its shareholders.

	The Company's Articles of Incorporation also authorize the Company to indemnify its agents (as defined in Section 317 of the CGCL) for breach of duty to the corporation and its shareholders through bylaw provisions, agreements or both, in excess of the indemnification otherwise permitted by
Section 317 of the CGCL subject to the limits on such excess indemnification set forth in Section 204 of the CGCL. The general effect of Section 317 of the CGCL and Article V of the Company's bylaws, as amended, is to provide for indemnification of its agents to the fullest extent permissible under California law. The Company maintains insurance coverage for each director and officer of the Company for claims against such directors and officers for any alleged breach of duty, neglect, error, misstatement, misleading statement, omission or out in their respective capacities as directors and officers of the Company, or any matter claimed against them solely by reason of their status as directors or officers of the Company, subject to certain exceptions.

ITEM 16.  EXHIBITS.

EXHIBIT NO.                        DESCRIPTION
 ...........    .........................................................

   4.1         Indenture between the Company and National City Bank of
               Minneapolis, as Trustee, dated as of December 1, 1990 pertaining to 10% Convertible Subordinated Debentures Due
               2000, Series A (A)
   4.2         First Supplemental Indenture between the Company and National
               City Bank of Minneapolis, as Trustee, dated as of March 15, 1991 pertaining to 10%
               Convertible Subordinated Debentures Due 2000, Series A (B)
   4.3         Indenture between the Company and National City Bank of
               Minneapolis, as Trustee, dated as of December 1, 1990 pertaining to 13 H% Convertible Subordinated Debentures Due
               2000, Series B (A)
   4.4 Warrant agreement between the Company and City National Bank, as Warrant Agent, dated as of March 19, 1991 pertaining to Common Stock Purchase Warrants (B)
   4.5         Warrant Agreement between the Company and Chatfield Dean & Co.,
               Inc. dated as of November 13, 1992 (C)
   4.6 Employment Agreement dated October 1, 1993 between the Company and Lawrence Mortorff (D)
   4.7 Fiscal Agency Agreement dated March 10, 1994 between and among the Company, Bank America National Trust Company and
               Bank of America National Trust and Savings Association (D)
   4.8 Side letter between the Company and BankAmerica Trust Company to the Fiscal Agency Agreement dated March 10, 1994 between and among the Company, BankAmerica Trust Company and Bank of America National Trust and Savings Association (D)
   4.9         Warrant Agreement dated March 10, 1994 between the Company and
               RAS Securities corp. (D)
   4.10 Fiscal Agency Agreement dated July 25, 1994 between and among the Company, Bank America National Trust Company and
               Bank of America National Trust and Savings Association (E)
   4.11        Form of Warrant Agreement with Lew Lieberman & Co. Inc. (F)
   4.12        Form of Class C Redeemable Common Stock Purchase Warrants (F)
   4.13        Warrant Agreement dated March 10, 1994 between the Company and
               I. Friedman Equities, Inc. (D)
   23.1        Consent of KPMG Peat Marwick LLP

- - - - - - - - - - - - - - - - - - -

(A)	Incorporated by reference from the Exhibits to the Company's Registration
    Statements on Form 	S-1, as amended, effective November 30, 1990 (File No.
    33-37192), and effective December 20, 	1990 (File No. 33-37193).

(B)	Incorporated by reference to the Company's Registration Statement on Form
    S-1, as amended, 	effective March 20, 1991.

(C)	Incorporated by reference from Exhibits to the Company's Registration
    Statement on Form S-2, 	as amended, effective November 12, 1992
    (Commission File No. 33-51544).

(D)	Incorporated by reference from the Exhibits to the Company's Report on
    Form 10-Q for the fiscal 	quarter ended March 31, 1994.

(E)	Incorporated by reference from the Exhibits to the Company's Report on
    Form 10-Q for the fiscal quarter ended June 30, 1994.

(F)	Incorporated by reference from the Exhibits to the Company's Registration
    Statement on Form  	S-02, as amended, effective July 24, 1996 (Commission
    File No. 333-5089).

ITEM 17.  UNDERTAKINGS

	The undersigned Registrant hereby undertakes:

		(1) to file, during any period in which offers or sales are being made, a
  post-effective	amendment to this Registration Statement:

    	(a) to include any prospectus required by Section 10 (a) (3) of the Securities Act of 1933;

	    (b)  to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the
     Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration
     Fee" table in the effective registration statement;

    	(c) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

	 (2) that, for the purpose of determining any liability under the Securities
  Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial
  BONA FIDE offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

 The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 5(d) of the Securities Exchange Act of 1934 that is incorporated by reference in its Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

 Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.


                              SIGNATURES

	Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Los Angeles, State of California, on May 7, 1997.

                                     					THE KUSHNER-LOCKE COMPANY,

                                     					By:
						                                         /S/ DONALD KUSHNER
					                                     -------------------------
							                                        Donald Kushner
						                                    CO-CHAIRMAN OF THE BOARD

	Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated:

                SIGNATURE                  TITLE                DATE
- - - - - - - - - - - - - - - -   - - - - - - - - - - -     - - - - - -

 ------------------------------   Co-Chairman of the Board
       Peter Locke                and Co-Chief Executive
                                  Officer

   /S/ DONALD KUSHNER
 ------------------------------   Co-Chairman of the Board,  May 7, 1997
       Donald Kushner             Co-Chief Executive
                                  Officer and Secretary

   /S/ ROBERT SWAN
-------------------------------   Chief Financial Officer    May 7, 1997
       Robert Swan

   /S/ ADELINA VILLAFLOR
-------------------------------   Controller (Chief          May 7, 1997
       Adelina Villaflor          Accounting Officer)

   /S/ S. JAMES COPPERSMITH
-------------------------------   Director                   May 7, 1997
       S. James Coppersmith

   /S/ STUART HERSCH
-------------------------------   Director                   May 7, 1997
       Stuart Hersch


_______________________________   Director
       David Braun


                            EXHIBIT INDEX


EXHIBIT NO.                            DESCRIPTION
- - - - -    - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
   4.1       Indenture between the Company and National City Bank of
             Minneapolis, as Trustee, dated as of December 1, 1990 pertaining to 10% Convertible Subordinated Debentures Due 2000, Series A (A)

   4.2       First Supplemental Indenture between the Company and National
             City Bank of Minneapolis, as Trustee, dated as of March 15, 1991 pertaining to 10% Convertible Subordinated Debentures Due 2000,
             Series A (B)

   4.3       Indenture between the Company and National City Bank of
             Minneapolis, as Trustee, dated as of December 1, 1990 pertaining to 13% Convertible Subordinated Debentures Due 2000, Series B (A)

   4.4       Warrant agreement between the Company and City National Bank, as
             Warrant Agent, dated as of March 19, 1991 pertaining to Common
             Stock Purchase Warrants (B)

   4.5       Warrant Agreement between the Company and Chatfield Dean & Co.,
             Inc. dated as of November 13, 1992 (C)

   4.6 Employment Agreement dated October 1, 1993 between the Company and Lawrence Mortorff (D)

   4.7 Fiscal Agency Agreement dated March 10, 1994 between and among the Company, Bank America National Trust Company and Bank of
             America National Trust and Savings Association (E)

   4.8 Side letter between the Company and BankAmerica Trust Company to the Fiscal Agency Agreement dated March 10, 1994 between and among the Company, BankAmerica Trust Company and Bank of America
             National Trust and Savings Association (D)

   4.9       Warrant Agreement dated March 10, 1994 between the Company and
             RAS Securities Corp. (D)

   4.10 Fiscal Agency Agreement dated July 25, 1994 between and among the Company, Bank America National Trust Company and Bank of
             America National Trust and Savings Association (E)

   4.11      Form of Warrant Agreement with Lew Lieberman & Co. Inc. (F)

   4.12      Form of Class C Redeemable Common Stock Purchase Warrants (F)

   4.13      Warrant Agreement dated March 10, 1994 between the Company and
             I. Friedman Equities, Inc. (D)

   23.1      Consent of KPMG Peat Marwick LLP

---------------------------------------

(A)	Incorporated by reference from the Exhibits to the Company's Registration
    Statements on Form 	S-1, as amended, effective November 30, 1990 (File No.
    33-37192), and effective December 20, 	1990 (File No. 33-37193).

(B)	Incorporated by reference to the Company's Registration Statement on Form
    S-1, as amended, 	effective March 20, 1991.

(C)	Incorporated by reference from Exhibits to the Company's Registration
    Statement on Form S-2, 	as amended, effective November 12, 1992
    (Commission File No. 33-51544).

(D)	Incorporated by reference from the Exhibits to the Company's Report on
    Form 10-Q for the fiscal	quarter ended March 31, 1994.

(E)	Incorporated by reference from the Exhibits to the Company's Report on
    Form 10-Q for the fiscal	quarter ended June 30, 1994.

(F)	Incorporated by reference from the Exhibits to the Company's Registration
    Statement on Form	S-2, as amended, effective July 24, 1996 (Commission
    File No. 333-5089).

                                                        Exhibit 23.1


The Board of Directors
The Kushner-Locke Company:

	We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

                                 						KPMG PEAT MARWICK LLP

Los Angeles, California
May 7, 1997